Exhibit 3

                    RESTATED CERTIFICATE OF INCORPORATION

                                     OF

                              LOEWS CORPORATION



          It is hereby certified that:

          1.  (a)  The present name of the corporation (hereinafter called the

"Corporation") is Loews Corporation.

               (b)  The name under which the Corporation was originally

incorporated is Loew's Corporation; and the date of filing the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware is November 12, 1969.

          2.  The provisions of the certificate of incorporation of the

Corporation as heretofore amended and/or supplemented, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of Loews Corporation, without further amendment and without any discrepancy between the provisions of the

Certificate of Incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

          3.  The Board of Directors of the Corporation has duly adopted this

Restated Certificate of Incorporation pursuant to the provisions of Section 245 of the General Corporation Law of the State of Delaware in the form hereinafter set forth:

                                      1

                       RESTATED CERTIFICATE OF INCORPORATION

                                        OF

                                 LOEWS CORPORATION



          FIRST: Name.  The name of the corporation (the "Corporation") is:
                  ----
                                LOEWS CORPORATION

          SECOND: Registered Office and Agent.  The registered office of the
                   ---------------------------
Corporation is 229 South State Street, City of Dover, County of Kent, State of

Delaware.  The name of its registered agent at such address is UNITED STATES

CORPORATION COMPANY.

          THIRD:  The nature of the business or purposes of the Corporation are as follows:

            (1) to buy, manufacture, sell and otherwise deal in tobacco and tobacco products in any and all forms.

            (2) to carry on the business of theatre proprietors, managers and directors, and in particular, to provide for the production, presentation and performance of motion pictures, operas, stage plays, musical comedies, sporting events, radio and television programs of all types and description, and other forms of amusement including amusement parks, carnivals and circuses, and in connection therewith, to own, operate, control, buy, rent, sell, lease, sublease, mortgage, or otherwise acquire or dispose of theatres and other places of entertainment and any and all rights and privileges therein, and real property for the purpose of erecting and operating theatres and other

                                      2

          places of entertainment, and to own, control, buy, sell, rent, lease, sublease, mortgage or otherwise acquire or dispose of all forms of personal property necessary or incidental to the operation and control of theatres and other places of entertainment.

            (3) to purchase and otherwise acquire, own, build, lease (either as lessor or lessee), erect, construct, alter, repair, improve, furnish, equip, hold, occupy, maintain, manage, operate, sell, or dispose of hotels, motels, apartment hotels, inns, taverns, lodging houses, hostelries, boardinghouses, apartment houses, restaurants, cafes, bars, cafeterias, garages, and the furniture, furnishings, fixtures and equipment thereof; to engage in and carry on the business of hotel keepers, innkeepers, apartment housekeepers, hostelers, restauranteurs, cafe keepers, cafeteria keepers, garagemen, and also the business of tobacconists, confectioners, dealers in provisions, barbers, hairdressers, manicurists, druggists, florists, stationers, news agents and news, magazine and book dealers; to buy, sell, rent and let for hire automobiles and other means of transportation; the buying and selling of wines, liquors and all other beverages of alcoholic and nonalcoholic contents; to provide and conduct apartments, accommodations, eating places, newspaper rooms, reading and writing rooms, rest rooms, dressing rooms, baths, swimming pools, telephone and other conveniences for the use of the public, and to do every act and thing necessary, convenient or desirable for the furnishing of guests, lodgers, tenants, travelers, and all others who may be received by the corporation, with food, drink, lodging, entertainment and such other services as are commonly rendered as a part of or in connection with, or as incidental to, any of the businesses hereinbefore mentioned; to procure all necessary permits or licenses from municipal or other authorities for the erection and operation of any of the foregoing businesses and to maintain all conveniences necessary thereto, including, but without limitation, elevators, heating, lighting and air conditioning and other refrigerating

                                      3

          apparatus; and to give or grant to others the right, privilege or license to engage in any kind of business on premises owned, leased or managed by it.

            (4) to manufacture, process, purchase, sell and generally to trade and deal in and with goods, wares and merchandise of every kind, nature and description, and to engage and participate in any mercantile, industrial or trading business of any kind or character whatsoever.

            (5) to purchase, acquire, own, hold, use, lease (either as lessor or lessee), grant, sell, exchange, sub-divide, mortgage, convey in trust, manage, improve, construct, operate and generally deal in any and all real estate, improved and unimproved, stores, office buildings, dwelling houses, apartment houses, hotels, theatres, manufacturing plants and other buildings, and any and all other property of every kind or description, real, personal and mixed, and wheresoever situated, either in California, other states of the United States, the District of Columbia, territories and colonies of the United States, or foreign countries.

            (6) to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH:  The total number of shares of all classes of stock which the Corporation shall have authority to issue is 225,000,000 shares, consisting of 200,000,000 shares of Common Stock of the par value of $1.00 per share and

25,000,000 shares of Preferred Stock of the par value of $.10 per share.

          The Board of Directors is hereby authorized to issue the Preferred

Stock, from time to time, in one or

                                      4

more series, on such terms and conditions as it may deem advisable and to fix by resolution the designation of each series and the powers, preferences, and relative, participating, optional or other special rights of the shares of each series, and the qualifications, limitations or restrictions thereof, to the full extent now or hereafter permitted by law.  The authority of the Board of

Directors with respect to each such series shall include, but not be limited to,

determination of the following:

            (a)  the designation and number of shares comprising such series;

            (b) the dividends, if any, which shall be payable on the shares of such series and any preferences and other terms and conditions applicable thereto;

            (c) any rights and preferences of the holders of the shares of such series upon the liquidation, dissolution, or winding up of the affairs of, or upon any distribution of the assets of, the Corporation;

            (d) the full, limited or special voting rights, if any, of the shares of such series, in addition to voting rights provided by law, and the terms and conditions applicable thereto;

            (e) any provision with respect to the conversion of the shares of such series into, or the exchange of such shares for, shares of any other class or classes, or of any other series of any class, of the capital stock of the Corporation and/or any other property or cash, and the terms and conditions applicable to any such conversion or exchange;

                                      5

            (f) any provision with respect to the redemption, purchase, or retirement of such shares and the terms and conditions applicable thereto;

            (g) any provision with respect to the issuance of additional shares of such series or of any other class or series on a parity with or superior to the shares of such series; and

            (h) any other relative, participating, optional or special powers, preferences, or rights of, and any other qualifications, limitations, or restrictions with respect to, the shares of such series as the Board of Directors may deem advisable.

          FIFTH: Any director or any officer of the Corporation elected or appointed by the stockholders of the Corporation or by the Board of Directors may be removed at any time in such manner as shall be provided in the By-laws of the Corporation.

          SIXTH: In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          To make, alter or repeal the By-laws of the Corporation.

          By resolution passed by a majority of the whole Board, to designate one or more committees, each committee to consist of two or more directors of the Corporation, which, to the extent provided in the resolution or in the By-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

                                      6

          SEVENTH: The principal office of the Corporation shall be located at such place, whether within or without the State of Delaware, as may be provided in the By-laws.

          EIGHTH: Unless contrary to statute, the books of the Corporation may be kept outside of the State of Delaware at such place or places as may from time to time be designated by the Board of Directors or in the By-laws of the

Corporation.

          NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          TENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or

(iv) for any transaction from which the director derived an improper personal benefit.

          Any repeal or modification of this Article Tenth shall not increase the personal liability of any

                                      7

director for any occurrence taking place prior to such repeal or modification,

or otherwise adversely affect any right or benefit of a director existing at the time of such repeal or modification.

          The provisions of this Article Tenth shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability which has not been limited by the provisions of this Article Tenth.

                  Signed and attested to on October 20, 1987.


                                              /s/ Barry Hirsch
                                              ----------------------------------
                                          Barry Hirsch
                                           Sr. Vice President
Attest:



/s/ Gary W. Garson
- ----------------------------------
Gary W. Garson
Asst. Secretary

                                      8

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                                LOEWS CORPORATION





It is hereby certified that:

        1. The name of the Corporation (hereinafter called the "Corporation") is Loews Corporation.

        2. The certificate of incorporation of the Corporation is hereby amended by striking out the first sentence of Article FOURTH thereof and by substituting in lieu of said sentence the following new sentence:

              "FOURTH: The total number of shares of all classes of
            stock which the Corporation shall have authority to issue is 500,000,000 shares, consisting of 400,000,000 shares of Common Stock of the par value of $1.00 per share and 100,000,000 shares of Preferred Stock of the par value of $.10 per share."

        3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


Signed and attested to on May 16, 1996.





ATTEST:



/s/ Gary W. Garson                            /s/ Barry Hirsch
- ---------------------                         ----------------------
Gary W. Garson                                Barry Hirsch
Assistant Secretary                           Senior Vice President
                                              Loews Corporation